Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248001 on Form S-1 of our report dated August 14, 2020, relating to the financial statements of Amesite Operating Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, MI

September 14, 2020